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Exhibit 10.15

                                  IMMUNOMEDICS, INC.

                                1992 STOCK OPTION PLAN

     1. Purpose of Plan. The purpose of this 1992 Stock Option Plan is to promote the interests of Immunomedics, Inc. and its stockholders by encouraging employees, consultants, members of the Corporation's Scientific Advisory Board, if any, and members of the Corporation's Board of Directors to acquire a proprietary interest in the Corporation, thereby increasing the personal interest and special effort of such persons to achieve sound growth and profitability for the Corporation, and to enhance the Corporation's efforts to attract and retain competent Employees, Consultants, Directors and Advisors (as defined below).

        2. Definitions. The following terms when used herein shall have the meanings set forth below, unless a different meaning is plainly required by the context:

               Advisor. A person who has been appointed to and continues to serve on the Corporation's Scientific Advisory
Board.

               Affiliate. A corporation which is a parent corporation or a subsidiary corporation (within the meaning of Section 424 of the Code) with respect to the Corporation.

               Board.  The Board of Directors of the Corporation.

               Code. The Internal Revenue Code of 1986, as it has been and may be amended from time to time. Reference to any section of the Code shall include any provision succes sor thereto.

               Committee. The Board; provided, however, that if a committee has been delegated authority pursuant to Section
8.a. to manage and administer the Plan, then Committee means such committee.

               Common Stock. Shares of the Corporation's common stock, par value $.01 per share, and any other shares of common stock from time to time authorized pursuant to the Corporation's Certificate of Incorporation, as amended.

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               Consultant.  A person performing consulting or
advisory services to the Corporation or an Affiliate who is not an Employee.

               Corporation. Immunomedics, Inc., a Delaware corporation.

               Director. A person who has been elected to and continues to serve on the Board.

               Employees. Officers and other persons employed by the Corporation or an Affiliate, as determined by the Board or the Committee from time to time.

               Employment Termination Date. The date the Optionee's service as an Employee terminates, the date the Optionee's service as a Director terminates, the date the Optionee's service as an Advisor terminates, or the date the Optionee's service as a Consultant terminates; or, if the Optionee serves in more than one of the foregoing capacities, the last of such dates to occur.

               Exchange Act.  The Securities Exchange Act of
1934, as amended, or any corresponding provisions of any subsequent Federal securities law.

               Incentive Option.  An option defined in Section
422A of the Code, which meets the requirements of Sections 5 and 6.

               Non-Qualified Option. An option which meets the requirements of Sections 5 and 6.

               Option.  An Incentive Option or a Non-Qualified
Option granted to an Optionee pursuant to the Plan.

               Option Agreement. A written agreement between the Corporation and an Optionee evidencing the grant of an Option and containing terms and conditions concerning the exercise of the Option.

               Option Price. The price to be paid for shares of Common Stock being purchased pursuant to the exercise of an Option.

               Option Settlement.  The cash, shares of Common
Stock, or a combination thereof, which may be paid to an Optionee pursuant to Section 7.

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               Optionee. An Employee, Director, Consultant or Advisor who has
been granted an Option. Also includes the personal representative, heir or legatee of an Optionee who has the right to exercise an Option upon the death of an Optionee.

               Outside Directors. A Director who is not also an Employee.

               Plan. The 1992 Stock Option Plan provided for herein, as it may be amended from time to time.

               Value. The closing sale price of the Common Stock on the Nasdaq National Market on the date fair market value is to be determined or, if the Common Stock is not listed on the Nasdaq National Market, the closing bid price (or the average of the closing bid price and asked price) on the exchange or system on which the Common Stock is listed or as quoted by the principal market-maker of the Common Stock; if the Common Stock cannot be valued by any of the foregoing methods, fair market value shall be as determined by the Committee.

        3. Eligibility and Participation. Persons eligible to receive Options under the Plan shall be Employees, Directors, Consultants or Advisors selected by the Committee; provided, Incentive Options shall only be granted to Employees. In determining persons to whom Options, both Incentive and Non-Qualified, shall be granted, the number of shares to be covered by each Option, and whether the Option shall be an Incentive Option or a Non-Qualified Option, or both, the Committee shall take into account the duties of the respective persons, their present and potential contribution to the success of the Corporation or any Affiliate, their anticipated number of years of active service remaining and such other factors as it deems relevant in connection with accomplishing the purposes of the Plan. A person who has been granted an Option may be granted an additional Option or Options as the Committee shall so determine.

        4. Shares Subject to the Plan. The shares to be of fered under the Plan shall be the Common Stock, which shares may be authorized but unissued shares or treasury shares. Subject to the adjustments provided for in Section 9, the aggregate number of shares of Common Stock to be delivered upon exercise of all Options granted under the Plan shall not exceed 3,000,000 shares. Shares of Common Stock subject to, but not delivered under, an Option terminating or
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ing for any reason prior to the exercise thereof in full, shall be deemed available for Options thereafter granted during the term of the Plan.

        5. Terms and Conditions of All Options. All Options granted hereunder shall be issued subject to the following terms and conditions:

               a. Non-Qualified Options may be granted to any Optionee. Incentive Options shall be granted only to Employees. No Incentive Option shall be granted to any Optionee who immediately after the granting of an Incentive Option owns more than 10% of the issued and outstanding Common Stock, unless such Incentive Option is granted with an Option Price of not less than 110% of the Value of the Common Stock at the time of the grant of the Option. For the purpose of this Section 5.a. and Section 6.d., an Optionee is considered as owning all of the Common Stock owned by his brothers, sisters, spouse, ancestors and lineal descendants and his pro rata share of all Common Stock owned by corporations, partnerships, estates and trusts in which he has an interest.

               b. All Options (other than those granted to Consultants) shall be first exercisable as to 25% of the total number of shares of Common Stock underlying such Option on the first anniversary of the date of grant, and to an additional 25% of such shares on each of the second, third and fourth anniversaries of such date of grant.

               c. If the Option is an Incentive Option, the aggregate Value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options granted hereunder and incentive stock options granted under any other plan of the Corporation (or any parent or subsidiary thereof) are exercisable by the Optionee for the first time in any calendar year shall not exceed $100,000.

               d. Options shall not be transferable by the Optionee otherwise than by will or the laws

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                      of descent and distribution, and shall be exercisable
                      during his lifetime only by him; except that the Committee, either at or after the grant of an Option, may permit a Non- Qualified Option to be transferable to any or all of the spouse, child or grandchild of an Optionee or to a trustee of a trust for the sole benefit of any or all of the foregoing persons.

               e. Upon an Employment Termination Date (other than as a result of the death of the Optionee), the Options held by such Optionee at such date shall terminate; provided, however, that the Committee, in its sole and uncontrolled discretion, may extend such termination of the Options until a date not more than three months after such Employment Termination Date, or if such termination is as a result of the Optionee's permanent and total disability (as that term is defined in Section 105(d)(4) of the Code and referred to herein as "Disability") until a date not more than one year after such Employment Termination Date. The Committee may, in specific cases and in its sole and uncontrolled discretion, permit the exercise by an Optionee, within such three and 12 month periods of all or part of the Options which was not exercisable on the Employment Termination Date.

               f. In the event of the Optionee's death prior to his Employment Termination Date or, if the termination date of such Option has been extended for three months or more in accordance with subsection 5.e. hereof, his death during such extended period, the Option shall terminate upon the earlier to occur of
                      (i) 12 months after the date of the
                      Optionee's death, (ii) the Option's
                      expiration date, or (iii) such other date as shall be specified in the Option Agreement. The Option shall be exercisable during such period after the Optionee's death with re spect to the number of shares as to which the Option shall have been exercisable on the date immediately preceding the Optionee's death.


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               g.     Any exercise or attempt to exercise any
                      Option by an Optionee, and any request for any Option Settlement in accordance with
                      Section 7 hereof, during a period commencing
                      180 days prior to the termination of such Optionee's employment or other relationship with the Corporation for any reason and ending 90 days after such termination, shall be subject to the Corporation's right to (i) deny the exercise of such Option or such request, (ii) rescind the exercise of such Option (if the Option has been exercised but the underlying shares of Common Stock have not been sold), or (iii) be paid by the Optionee, upon the demand of the Corporation, the amount of any Option Settlement paid and the amount of profits (i.e., the difference between the exercise price of the Option and the sale price of the Common Stock acquired upon such exercise) received by the Optionee as a result of the exercise of such Option if such Option has been exercised and the underlying shares of Common Stock have been sold. The right of the Corporation provided in the foregoing sentence may be exercised only (i) on or prior to the ninetieth day after termination of the employment or other relationship of the Optionee with the Corporation and (ii) if the Board of Directors determines, in good faith, that the Optionee has breached a material duty or obligation to the Corporation.

        6. Terms and Conditions of Option Agreement. The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe additional terms and conditions in respect of the granting or exercise of any Option under the Plan and in particular shall prescribe the following terms and conditions, which shall be contained in the Option Agreement for such Option:

               a. Whether the Option is an Incentive Option or a Non-Qualified Option.

               b. The number of shares of Common Stock to which the Option pertains.

               c. The exercise price of the Option, which shall not be less than 100% of the Value of the

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                      Common Stock at the time of the grant of the Option,
                      except as provided in Section 5.a.

               d. The term of the Option, which shall not exceed 10 years from the date on which the Option is granted; provided, if the Optionee owns more than 10% of the issued and outstanding Common Stock, and the Option is an Incentive Option, the term shall not exceed five years.

               e. The method or time when the Option may be exercised in whole or in part, for Options granted to Consultants.

               f. Whether the Option Price may be paid in whole or in part in shares of Common Stock then owned by the Optionee.

               g. For a Non-Qualified Option, the provisions for the withholding of Federal, state and local income or other taxes which shall be due in connection with the exercise of the Non-Qualified Option.

               h. For a Non-Qualified Option, whether such Option is transferable by the Optionee, as permitted by Section 5.d.

               i. Each Option Agreement shall provide that, upon request by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option or portion thereof, a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such request, delivery of such representation prior to the delivery of any shares of Common Stock issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition prece dent to the right of the Optionee or such other person to purchase any shares.

        7. Option Settlement Provisions. Each Optionee may request that, in lieu of exercising an Option, he receive shares of Common Stock, cash, or a combination of Common

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Stock and cash, having a fair market value equal to the amount by which the
Value of the shares of Common Stock subject to the Option at the time of such request exceeds the Option Price (the "Option Settlement"), as follows:

               a. The request of the Optionee shall be in a writing delivered to the Committee during the period commencing with the third day after, and ending with the twelfth day after the release by the Corporation quarterly or annual summary statements of earnings of the Corporation.

               b. The Committee shall, in its sole discretion, determine whether to permit an Optionee to receive an Option Settlement in lieu of exer cising the Option and, if the Committee determines to permit the Optionee to receive an Option Settlement, the Committee, in its sole discretion, shall determine what portion of the Option Settlement shall be in cash and what portion shall be in shares of Common Stock.

               c. For the purpose of determining the amount of the Option Settlement, the Value of a share of Common Stock shall be determined on the date the written request referred to in
                      Section 7.a. is received by the Committee;
                      provided, that the amount of the Option
                      Settlement shall not exceed twice the Option
                      Price of the shares of Common Stock under the Option being canceled. For example, if the Option Price per share is $7, the Option Settlement cannot exceed $14 per share.

               d. Upon the payment of a Option Settlement, the Option with respect to which the Option Settlement was paid shall be canceled the same as if the Option had been exercised in full.

        8.     Administration of Plan.

               a. The Plan shall be administered by a committee (the "Committee") comprised of at least two Outside Directors, each of whom comes within the definition of "non-employee director"

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                      under Rule 16b-3(b)(3) promulgated under the
                      Exchange Act.

               b. Subject to such orders or resolutions not inconsistent with the provisions of the Plan, as may from time to time be issued or adopted by the Board, the Committee shall have full power and authority to interpret the provi sions and supervise the administration of the Plan; provided, however, that the grants of options to Outside Directors other than pursuant to Section 8.c. shall be ratified by the Board. All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan and applicable existing orders or resolutions of the Board shall be final. Each Option granted shall be evidenced by an Option Agreement containing such terms and conditions that may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board with respect thereto.

               c. In addition to any other Options granted to Directors by the Committee, each Outside Directors shall be granted Options under the Plan in accordance with the formula set forth below:

                      (i) Outside Directors shall be granted an Option to purchase 10,000 shares of Common Stock upon the date of his election or appointment to the Board for the first time.

                      (ii) On each July 1 during the term of the Plan, each Outside Director who has been a Director for not less than twelve months prior to such date shall be granted an Option to purchase 10,000 shares of Common Stock, and each Outside Director who has been a Director for at least three months but less than twelve months prior to the date of grant, shall receive an Option to purchase such number of shares of Common Stock determined by multiplying 10,000 times a fraction, the denominator of which is

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                      twelve and the numerator of which is the number of
                      complete months which such person has served as an Outside Director.

                (iii) All Options granted to Outside Directors shall (1) be
                      Non-Qualified Options, (2) be exercisable at a price equal to the Value at the date of grant and (3) be exercisable for a term of 10 years.

        9. Adjustments Upon Changes in Capitalization. Not withstanding the limitation set forth in Section 4, in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the Committee shall make an appropriate adjustment in the maximum number of shares available under the Plan or to any one individual and in the number, kind, Option Price, and other terms relating to shares of Common Stock subject to Options granted under the Plan. Any such adjustment shall be made so as not to constitute a modification, extension or renewal of the Option within the meaning of Section 425(h) of the Code.

        10. Time of Granting Options. Except for Options granted pursuant to
Section 8 hereof, nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or by the stockholders of the Corporation, and no action taken by the Committee (other than the granting of a specific Option), shall constitute the granting of an Option hereunder. The granting of an Option pursuant to the Plan shall take place on the date such Option is approved by the Committee.

        11. Amendment and Discontinuance. The Board may discontinue, amend, alter or suspend the Plan at any time or from time to time, subject to such approvals as may be required pursuant to (i) the Code, (ii) the laws of the Corporation's jurisdiction of incorporation, and (iii) the Exchange Act or the rules promulgated thereunder. Any Option which is outstanding under the Plan at the time of its amendment or termination shall remain in effect in accordance with its terms and conditions and those of the Plan as in effect when the Option was granted.

        12.    Merger, Consolidation or Sale of Assets or Stock.
In the event that (i) the Corporation merges or consolidates with another corporation or entity which results in the

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Corporation not being the surviving corporation or entity, (ii) all or substantially all of the Corporation's assets are acquired by another Corporation or entity, (iii) the Corporation is liquidated or dissolved, or (iv) there is a sale of shares of Common Stock as a result of which any one person or entity, or any group of persons or entities which are affiliated or which are acting in concert, becomes the beneficial owner of in excess of fifty percent of the then outstanding shares of Common Stock, then each Optionee shall have the right, immediately prior to any such event, to exercise any Option granted hereunder, in whole or in part, as to the full number of shares which such Optionee would otherwise have been able to purchase during the remaining term of the Option, whether or not otherwise exercisable at such time according to its terms. In addition, any Optionee may request to receive at such time an Option Settlement, as provided in Section 7, notwithstanding that such election is not made during the period set forth in Section 7.a. Upon the occurrence of any such merger, consolidation or sale of assets, the surviving or acquiring corporation or entity shall, subject to the provisions of the following sentence, adopt the Plan and upon the exercise of an Option after the closing of such transaction, the Optionee shall, at no additional cost (other than the Option Price), be entitled to receive, in lieu of shares of Common Stock, the number and class of shares of capital stock or other securities to which the Optionee would have been entitled pursuant to the terms of the merger or consolidation if immediately prior thereto the Optionee had been the holder of record of such number of shares of Common Stock as such Optionee would otherwise have been able to purchase during the remaining term of the Option, whether or not otherwise exercisable at such time according to its terms. If such surviving or acquiring corporation or entity does not adopt the Plan, such corporation or entity shall terminate all outstanding Options under the Plan by paying the holders thereof, in cash, the difference between the aggregate Option Price of the Options and the price per share paid for or allocated to the shares of Common Stock in such transaction.

        13.    Effectiveness and Termination of the Plan.

               a. The Plan shall become effective upon adoption by the Board. The Plan shall be rescinded and all Options granted hereunder shall be null and void unless within 12 months from adoption of the Plan it shall have been approved by a vote of the holders of a major ity of all the issued and outstanding shares

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                      of Common Stock present either in person or by proxy at a
                      meeting duly held for such purpose.

               b. The Plan shall terminate on the earliest to occur of:

                      (i) the date when all the shares of Common Stock available under the Plan shall have been acquired through the exercise of Options granted under the Plan, or the payment of Settlement Options in lieu of such exercise;

                     (ii) 10 years after the date of adoption of the Plan by the Board; or

                    (iii)    such other date as the Board shall
                             determine.

        14. Governing Law. The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Delaware.

        15.    Miscellaneous.

               a. The captions and section headings used herein are for convenience only, shall not be deemed part of the Plan and shall not in any way restrict or modify the context and substance of any section or paragraph hereof.

               b. The Plan shall be construed in such a fashion that all Incentive Options shall qualify as "incentive stock options" under Section 422A of the Code.

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